Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dispatch Auto Parts, Inc. on Form 10-KSB for the year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Liu, Sheng Li, our President, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

DISPATCH AUTO PARTS INC. (Registrant)

Date: September 27, 2007	By:	/s/ Liu, Sheng Li
Liu, Sheng Li President